AMENDMENT NO. 9

TO

SECOND RESTATED

MASTER DISTRIBUTION AGREEMENT

(CLASS B AND CLASS BX SHARES)

This Amendment dated as of December 30, 2013, amends the Second Restated Master Distribution Agreement (Class B Shares and Class BX Shares with respect to Invesco Money Market Fund) (the “Agreement”) made as of the 18th day of August, 2003, as subsequently amended, and as restated the 20th day of September, 2006 and the 4th day of May, 2010, by and between each registered investment company set forth on Schedule A to the Agreement (each individually referred to as the “Fund”, or collectively, the “Funds”), severally, on behalf of each of its series of common stock or beneficial interest, as the case may be, set forth on Schedule A to the Agreement (each, a “Portfolio”), with respect to the applicable Class B Shares and Class BX Shares (the “Shares”) of each Portfolio, and INVESCO DISTRIBUTORS, INC., a Delaware corporation (the “Distributor”), is hereby amended as follows:

WHEREAS, the parties desire to amend the Agreement (i) to remove Invesco Leaders Fund, Invesco Dynamics Fund, Invesco Municipal Bond Fund, Invesco High Yield Securities Fund and Invesco Leisure Fund effective July 15, 2013 and (ii) to remove Invesco Constellation Fund effective September 16, 2013;

NOW, THEREFORE, the parties agree that:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached to this amendment.

“SCHEDULE A

TO

SECOND RESTATED

MASTER DISTRIBUTION AGREEMENT

(CLASS B AND CLASS BX SHARES)

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

Portfolios – Class B Shares

Invesco Core Plus Bond Fund*

Invesco Global Real Estate Income Fund*

Invesco Low Volatility Equity Yield Fund *

Invesco California Tax-Free Income Fund

Invesco Equally-Weighted S&P 500 Fund

Invesco S&P 500 Index Fund

Invesco American Franchise Fund

Invesco Equity and Income Fund

Invesco Growth and Income Fund

Invesco Pennsylvania Tax Free Income Fund

Invesco Small Cap Discovery Fund

AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

Portfolios – Class B Shares

Invesco Charter Fund*

Invesco Diversified Dividend Fund*

Invesco Summit Fund*

AIM FUNDS GROUP (INVESCO FUNDS GROUP)

Portfolios – Class B Shares

Invesco European Small Company Fund*

Invesco Global Core Equity Fund*

Invesco International Small Company Fund*

Invesco Small Cap Equity Fund*

AIM GROWTH SERIES (INVESCO GROWTH SERIES)

Portfolios – Class B Shares

Invesco Balanced-Risk Retirement Now Fund*

Invesco Balanced-Risk Retirement 2020 Fund*

Invesco Balanced-Risk Retirement 2030 Fund*

Invesco Balanced-Risk Retirement 2040 Fund*

Invesco Balanced-Risk Retirement 2050 Fund*

Invesco Global Low Volatility Equity Yield Fund *

Invesco Growth Allocation Fund*

Invesco Income Allocation Fund*

Invesco International Allocation Fund*

Invesco Mid Cap Core Equity Fund*

Invesco Moderate Allocation Fund*

Invesco Conservative Allocation Fund*

Invesco Small Cap Growth Fund*

Invesco Convertible Securities Fund

Invesco U.S. Mortgage Fund

AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)

Portfolios – Class B Shares

Invesco Asia Pacific Growth Fund*

Invesco European Growth Fund*

Invesco Global Growth Fund*

Invesco Global Small & Mid Cap Growth Fund*

Invesco International Core Equity Fund*

Invesco International Growth Fund*

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Portfolios – Class B Shares

Invesco Balanced-Risk Allocation Fund*

Invesco Balanced-Risk Commodity Strategy Fund*

Invesco China Fund*

Invesco Developing Markets Fund*

Invesco Emerging Market Local Currency Debt Fund*

Invesco Global Health Care Fund*

Invesco International Total Return Fund*

Invesco Endeavor Fund*

Invesco Select Companies Fund*

Invesco Pacific Growth Fund

AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)

Portfolios – Class B Shares

Invesco Global Real Estate Fund*

Invesco High Yield Fund*

Invesco Money Market Fund*

Invesco Real Estate Fund*

Invesco U.S. Government Fund*

Invesco Corporate Bond Fund

Portfolios – Class BX Shares

Invesco Money Market Fund

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

Portfolios – Class B Shares

Invesco Energy Fund*

Invesco Gold & Precious Metals Fund*

Invesco Technology Fund*

Invesco Dividend Income Fund*

Invesco Technology Sector Fund

Invesco American Value Fund

Invesco Comstock Fund

Invesco Mid Cap Growth Fund

Invesco Small Cap Value Fund

Invesco Value Opportunities Fund

AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

Portfolios – Class B Shares

Invesco High Yield Municipal Fund

Invesco Intermediate Term Municipal Income Fund

Invesco Municipal Income Fund

Invesco New York Tax Free Income Fund”

All other terms and provisions of the Agreement not amended hereby shall remain in full force and effect.

Each FUND listed on Schedule A on behalf of the Shares of each Portfolio listed on Schedule A

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.

By: /s/ Brian C. Thorp
Name: Brian C. Thorp
Title: Vice President